EXHIBIT 23.4

TERRY AMISANO LTD.                                                AMISANO HANSON
KEVIN HANSON, CA, CPA (Nevada)                         CHARTERED ACCOUNTANTS and
                                                     CERTIFIED PUBLIC ACCOUNTANT


                  CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS

We hereby consent to use, in the Form SB-2 for Mongolian Explorations Ltd. of our report dated January 15, 2004 relating to the December 31, 2003 financial statements of Mongolian Explorations Ltd., which appears in such Form.


"AMISANO HANSON"

----------------------------------------------------------
Amisano Hanson
CHARTERED  ACCOUNTANTS and
CERTIFIED  PUBLIC  ACCOUNTANT (NEVADA)

Vancouver, Canada
April 13, 2004


750 West Pender Street, Suite 604                        Telephone: 604-689-0188
Vancouver Canada                                         Facsimile: 604-689-9773
V6C 2T7                                                E-MAIL: amishan@telus.net